EXHIBIT n(1)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

Internet: thomas.bisset@sutherland.com

April 20, 2012

American Family Life Insurance Company

6000 American Parkway

Madison, WI 53783

Re:	American Family Variable Account I

(File No. 333-44956)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 15 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-44956). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset

Thomas E. Bisset